Exhibit 99.1

PLATINUM ARRANGES FINANCING AS NEXT STEP TOWARD COMMERCIALIZATION

TechroBond® engine oil additive passes stringent performance tests

DALLAS, Sept. 24 – Platinum Research Organization (PLRO.OB – www.platinumresearch.com) has reached an agreement on $1.5 million of financing that may be converted into Platinum common stock from a group of long-time investors. They include company executives, EFO Holdings, LP and R. T. Vanderbilt Company, Inc. (RTV), the exclusive worldwide distributor of Platinum’s TechroBond® grease products.

“The financing is underwritten by people and organizations that are quite knowledgeable about Platinum’s progress toward its goal of becoming a revenue-driven company,” said John T. (Cork) Jaeger Jr., president and CEO of Platinum. “We are particularly pleased to have this financial commitment from R.T. Vanderbilt, with whom Platinum has a strong working relationship.”

An initial $750,000 was funded Sept. 22 and the second phase $750,000 will be available at Platinum’s request after meeting other customary conditions.

Platinum also reached an agreement with the Seattle City Employees’ Retirement System (SCERS) to release $1,410,000 restricted cash in escrow and to allow Platinum to reduce the principal amount of its note payable to SCERS from $6,000,000 to $4,590,000. Certain participation payments provided for, in this note, have been reduced by a similar amount and will be convertible into common stock of Platinum under certain conditions.

Platinum also announced that an advanced new engine oil containing its low phosphorous additive TechroBond has passed a series of the demanding American Society of Testing and Materials (ASTM) performance tests, most recently the Sequence IVA. The tests are required by the major automakers to assure satisfactory engine life and performance.

The unique new engine oil has passed several ASTM tests, including Sequence IVA, TEOST MHT-4, TEOST 33C, AND ROBO. These strict engine oil standards were established by the major automotive manufacturers, including representatives from General Motors, Ford Motor Company, Daimler/Chrysler and the Japan Automobile Manufacturers Association.

“Passing the engine tests and securing additional financing are major milestones in our program to field a very competitive commercial product,” Jaeger said.

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Platinum Arranges Financing, Passes Engine Tests/page 2

R.T. Vanderbilt Company, Inc. (RTV) of Norwalk, Connecticut (www.rtvanderbilt.com) and Platinum developed the innovative engine oil that contains Platinum’s TechroBond® and RTV’s high-performance MOLYVAN® and VANLUBE® antioxidants, friction modifiers, and anti-wear additives.

The oil’s extremely low level of phosphorous can greatly reduce the contamination of engine emission control systems, extending the life of catalytic converters while protecting against engine wear, oxidation and corrosion.

Platinum Research Organization, Inc. of Dallas, Texas (www.techrobond.com) designs, develops and commercializes patented, high performance additives for lubricants and coatings. The company’s proprietary additive, TechroBond®, offers substantial economic, performance and environmental advantages over those now used. In engine oils, TechroBond will extend the life of catalytic converters thereby reducing harmful emissions; in industrial greases, it increases the anti-wear performance while reducing their cost; and in coatings and paints, TechroBond may replace environmentally hazardous materials. Platinum’s formulations and processes are protected by a series of U.S. patents, patent applications, continuation-in-part applications and trade secrets.

R.T. Vanderbilt Company Inc., headquartered in Norwalk, Connecticut, is a manufacturer and distributor of chemicals and minerals serving a diverse set of markets throughout the world. Founded in 1916, the company recently celebrated its 90th anniversary.

Trademarks: TechroBond® is a trademark of Platinum Research Organization, Inc. VANLUBE ® and MOLYVAN® are registered trademarks of R. T. Vanderbilt Company, Inc. All other trademarks are the properties of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the future performance of the company, economic trends, and other forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including and without limitation, continued acceptance of the company products, increased levels of competition for the company, new products and technological changes, the company dependence on third-party suppliers, and other risks detailed from time to time in the company’s periodic reports filed with the Securities and Exchange Commission. The company provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.

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Platinum Media Contact:

Barbara Hyman, Hopkins & Associates, barbara@hopkinspr.com, 214-828-0066

Platinum Investor Relations Contact:

Charles Moskowitz, FOCUS Partners, cm@focuspartners.com, 617-633-2259